Amendment to
JNL Variable Fund LLC Multiple Class Plan

This Amendment  is made by JNL Variable Fund LLC, a Delaware limited liability company (the “Company”), to its Multiple Class Plan (the “Plan”).

Whereas, the Plan was adopted on April 29, 2013, and as amended by the Company on behalf of the investment portfolios (each a “Fund”) listed on Schedule A to the Plan, in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended.

Whereas, the Board of Managers of the Company (the “Board”) has approved fund mergers for certain funds and fund name changes, as outlined below, effective June 24, 2019 (collectively, the “Fund Changes”):

Fund Mergers
1)   JNL/Mellon Capital JNL 5 Fund to merge into the JNL/RAFI® Multi-Factor U.S. Equity Fund of JNL Series Trust; and
2)   JNL/Mellon Capital S&P® SMid 60 Fund to merge into the JNL/RAFI® Fundamental U.S. Small Cap Fund of JNL Series Trust.
Fund Name Changes
1)  JNL/Mellon Capital DowSM Index Fund change to JNL/Mellon DowSM Index Fund ;
2)  JNL/Mellon Capital MSCI World Index Fund change to JNL/Mellon MSCI World Index Fund ;
3)  JNL/Mellon Capital Nasdaq® 100 Index Fund change to JNL/Mellon Nasdaq® 100 Index Fund ;
4)  JNL/Mellon Capital Consumer Discretionary Sector Fund change to JNL/Mellon Consumer Discretionary Sector Fund ;
5)  JNL/Mellon Capital Energy Sector Fund change to JNL/Mellon Energy Sector Fund ;
6)  JNL/Mellon Capital Financial Sector Fund change to JNL/Mellon Financial Sector Fund ;
7)  JNL/Mellon Capital Healthcare Sector Fund change to JNL/Mellon Healthcare Sector Fund ;
8)  JNL/Mellon Capital Information Technology Sector Fund change to JNL/Mellon Information Technology Sector Fund ; and
9)  JNL/Mellon Capital Telecommunications Sector Fund change to JNL/Mellon Communication Services Sector Fund .

Whereas, pursuant to Board approval of the Fund Changes, as outlined above, the Company has agreed to amend the Plan, effective June 24, 2019, to update the list of funds to remove the merged funds, and to update the fund names in Schedule A.

Now Therefore, in consideration of the mutual covenants herein contained, the Company agrees to amend the Plan as follows:
1)	Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A, dated June 24, 2019, attached hereto.
2)	Except as specifically amended hereby, the Plan shall remain in full force and effect in accordance with its terms.
In Witness Whereof, the Company has caused this Amendment to be executed and effective as of June 24, 2019.
JNL Variable Fund LLC

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Schedule A
Dated June 24, 2019
Investment Portfolios
Fund	Class
JNL/Mellon DowSM Index Fund	Class A
Class I
JNL/Mellon MSCI World Index Fund	Class A
Class I
JNL/Mellon Nasdaq® 100 Index Fund	Class A
Class I
JNL/Mellon Communication Services Sector Fund	Class A
Class I
JNL/Mellon Consumer Discretionary Sector Fund	Class A
Class I
JNL/Mellon Energy Sector Fund	Class A
Class I
JNL/Mellon Financial Sector Fund	Class A
Class I
JNL/Mellon Healthcare Sector Fund	Class A
Class I
JNL/Mellon Information Technology Sector Fund	Class A
Class I